LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease Agreement") is made and entered into this __ day of March 2001, by and between OFT, LTD, a Missouri corporation with offices at 3216 West Highway 76, Branson, Missouri 65616 (hereinafter referred to as "OFT" or the "Landlord) and ON STAGE ENTERTAINMENT, INC., a Nevada corporation with offices at 4625 West Nevso Drive, Las Vegas, Nevada 89103 (hereinafter referred to as "On Stage" or the "Tenant").

                                    RECITALS

     WHEREAS, On Stage is an entertainment company and an official licensee of the live theatrical rights to Ripley's Believe it or Not(R) (the "Show"); and

     WHEREAS, OFT is the fee simple owner of the property formerly known as THE OSMOND FAMILY THEATER located at 3216 West Highway 76, Branson, Missouri, 65616 (the "Theater"); and

     WHEREAS, On Stage and OFT have agreed upon certain terms and conditions under which On Stage would lease OFT's Theater so as to publicly present its Show and/or another of its entertainment productions at the Theater; and

     WHEREAS, On Stage and OFT have agreed to reduce these terms and conditions to writing and to enter into this Lease Agreement with the terms hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS ALONG WITH THE MUTUAL PROMISES AND UNDERSTANDINGS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   WITNESSETH

     1. DEMISED PREMISES. OFT does hereby lease and demise unto On Stage, subject to the reservations and conditions set forth herein, and On Stage hereby agrees to take and lease from OFT, for the Term hereinafter specified, the Theater and the premises on which it is located and more particularly described on Exhibit "A", a copy of which attached hereto and incorporated herein by this reference, (hereinafter referred to as the "Demised Premises"). OFT hereby grants to On Stage the exclusive right to use of all personal property, equipment, light and sound equipment, concession equipment, ticketing system and other leasehold improvements currently in and around the Theater, as is more fully described on Exhibit "B" and incorporated herein by this reference (collectively, the "Equipment"). On Stage hereby agrees not to remove any of the Equipment from the Theater without the prior written consent of OFT.


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     2. TERM.  This Lease shall  remain in full force and effect for a period of thirty three (33) months, specifically commencing on April 1, 2001 and continuing through and including December 31, 2003 (the "Term").

     3. RENT. On Stage agrees to pay OFT the sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) per year for the rental of the Demised Premises and the use of the Equipment located therein, in exchange for the quiet use and enjoyment of the Demised Premises during the Term of this Lease Agreement (the "Rental Amount"). The Rental Amount shall be paid in monthly installments of THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE and 33/100 DOLLARS ($33,333,333.33), which On Stage shall cause to be received by OFT by no later than the first (1st) day of each calendar month throughout the Term of the Lease Agreement. On Stage hereby agrees to pay OFT a one-time flat fee of TWENTY THOUSAND DOLLARS ($20,000) for the early use of the Demised Premises during March of 2001. All rent due hereunder is to be paid in lawful money of the United States of America, which shall be legal tender at the time of payment.
Any and all rent payments made after the tenth (10th) day of any given month shall be subject to a late payment penalty of five percent (5%), which will be in addition to any other rights of OFT.

     4. TELEPHONE LINES. On Stage hereby recognizes the fact that OFT has an interest in maintaining its current telephone lines and numbers and agrees to assist OFT with keeping and maintaining said numbers, which specifically are as follows: (417) 336-6100; (417) 336-6110; (417) 334-8776; and (800) 477-6102.

     5. TAXES. On Stage shall be responsible for any and all real estate taxes, personal property, asset taxes, admission taxes, sales taxes, resale taxes and all other taxes related to the Theater and the operation of On Stage's business which are incurred during the Term of this Lease Agreement. On Stage agrees that in the event any taxes are not paid in a timely manner, that OFT shall have the right to pay the unpaid taxes directly, for which On Stage shall promptly reimburse OFT for, together with costs, penalties (if any) and interest. In the event any of the above-mentioned tax bills are sent directly to OFT, OFT hereby agrees to promptly forward the same on to On Stage and On Stage hereby agrees to satisfy the same on or before the respective due dates thereof. OFT shall be responsible for any and all taxes levied against the Theater and/or its operations, which occur either before or after the Term of this Agreement and OFT agrees to pro-rate any tax liability accordingly. More specifically, OFT shall pro-rate each parties tax liability for 2001 and estimate the taxes which may be due during the 2003.

     6. USE. On Stage shall use the Theater for the presentation of a live theatrical version of Ripley's Believe it or Not(R). However, in the unlikely event the Ripley's show does not prove to be financially successful, in On Stage's sole discretion, On Stage hereby reserves the right to change the show at the Theater for the remaining portion of the Term of the Lease Agreement. On Stage shall maintain creative control of the Show including the exclusive right to modify and/or alter any and all aspects of the same at its sole discretion, and shall retain all rights to the Show. On Stage warrants that the Show will be


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in the nature of a live theatrical family entertainment show which shall involve no offensive language, gestures or unreasonably offensive: (i) language; (ii) gestures; or (iii) the exposure of body parts not suitable for children under the age of ten to view. On Stage shall not utilize the Osmond's name or the Osmond Family Theater name on any signage and/or billboards in or around the Theater, without the prior written consent of OFT.

     7. QUIET ENJOYMENT. On Stage, upon paying the Rental Amount and performing all of the other terms of this Lease Agreement, shall quietly have and enjoy the Theater and use of the Equipment throughout the Term of this Lease Agreement, without hindrance or interference by OFT or its guests, licensees, invitees and/or prior Lessee's.

     8. REPAIR, MAINTENANCE AND ASSESSMENT. OFT represents and warrants that the Theater and all essential equipment in the Theater including, but not limited to the Theater's light system, sound system, curtains, riggings, staging, seating, concession and gift areas, fire safety systems and the like are in good working order and are at present fully operable and serviceable. OFT further represents and warrants that to the best of its knowledge, there are no latent defects with the Theater, the Demised Premises, the building or its equipment which would materially impair On Stage's ability to open and operate its theatrical production(s

     9. PERSONAL PROPERTY. On Stage may supply and install its personal property in and around the Theater, including but not limited to; sound equipment, lighting equipment, furniture, sets, props, curtains, etc. ("On Stage Personal Property"). OFT hereby agrees that such On Stage Personal Property will at all times remain the sole property of On Stage which On Stage shall have the right to remove, without obstruction, upon the termination of this Lease Agreement and any extensions hereunder. However, it should be noted that On Stage shall repair any damage done to the Theater as a result of the installation and/or removal of the On Stage Personal Property upon the termination of this Lease Agreement.

     10. CONDEMNATION/DESTRUCTION. If the whole of the Theater, or such portion thereof as will make the Theater unsuitable for the purposes herein leased, are taken by condemnation or eminent domain, this Lease Agreement shall expire on the date when the Theater shall be so taken, and the Monthly Rental shall be apportioned as of that date. If the whole or a portion of the Theater are damaged or destroyed by fire or other casualty, and the same cannot reasonably be repaired within one hundred twenty (120) days following the date thereof, either On Stage or OFT can terminate this Lease Agreement by written notice to the other party. If this Lease Agreement is not so terminated, the Monthly Rental payable by On Stage shall be proportionately abated for that portion of the Theater that is rendered untenable as a result of the fire or other casualty for so long as the same shall remain untenable.

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

     11. SURRENDER. Upon the termination of this Lease Agreement (whether by the natural expiration of time or otherwise) On Stage shall immediately surrender the Theater in as good condition as it was in at the beginning of this Lease Agreement, reasonable use and wear and damages excepted. If there is a question as to whether On Stage has unlawfully terminated the Lease Agreement, OFT agrees to use its good faith best efforts to relet the Theater in an effort to mitigate any damages OFT may sustain as a result of On Stage's alleged breach.

     12. MAINTENANCE, ALTERATIONS AND IMPROVEMENTS. On Stage shall, at its own expense, keep and maintain in good repair and condition the interior of the Theater, including but not limited to all glass and doors, the sound system, lighting systems, stage fixtures, electrical service and plumbing inside the Theater. On Stage further covenants and agrees that if On Stage makes any material repairs or alterations to the Theater, that it shall first obtain the written consent of OFT, which OFT agrees not to unreasonably withhold, and that On Stage will pay for the same in full and fully protect and indemnify OFT from any liens or encumbrances of any kind or nature whatsoever on account of such work. OFT has requested that On Stage cause the OFT marquee sign to be removed from the existing structure(s) at On Stage's own expense. On Stage hereby agrees to remove said sign at its own expense contingent upon the understanding that OFT will not hold On Stage responsible for any damage done to the sign during said removal. On Stage shall work closely with the City of Branson to ensure the removal of the OFT marquee and replacement of On Stage's sign is done in such a fashion so as to preserve the sign ordinance grandfather clause the Theater currently falls under with respect to the placement of the marquee as it currently stands. OFT shall cause the sign to be removed at its own cost and expense within seventy two (72) hours of being notified by On Stage that the sign has been taken down. The above notwithstanding, On Stage may remove upon termination all signage installed by On Stage upon termination of this Lease Agreement, provided On Stage works with OFT to once again ensure that On Stage's removal of its marquee does not jeopardize the grandfather clause which allows the current marquee to lawfully sit as it currently stands.

     OFT shall, at all times throughout the Term of this Lease Agreement, maintain and repair, or cause to be maintained and repaired, as would a prudent owner of a reasonably similar Theater, the structure of the Theater, including, without limitation, the foundations, parking lot, exterior wall assemblies including weather walls, sub-floor, roof, bearing walls, and structural columns and beams of the Theater, electrical and plumbing systems located outside of the Theater but which serve the Theater and the HVAC systems and equipment that serve the Theater. If OFT refuses or neglects to carry out any maintenance, repairs and replacements properly as required pursuant to this Lease Agreement to the reasonable satisfaction of On Stage, On Stage may, but shall not be obligated to, perform any such maintenance, repairs and replacements without being liable for any loss or damage that may result to OFT's fixtures or other property after first procuring three (3) independent bids to fix any such repair to be made on OFT's behalf. Upon completion thereof, On Stage shall have the affirmative right set off the average amount of said bids, plus a sum equal to fifteen percent (15%) thereof representing On Stage's overhead for coordinating and overseeing said repairs, directly against any and all future Monthly Rental payments due to OFT hereunder. Notwithstanding the above, On Stage hereby agrees to promptly reimburse OFT the first Twenty Thousand Dollars ($20,000) per year


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

toward any mutually agreed upon repairs required of OFT pursuant to the terms of this Paragraph. It should be noted that On Stage's annual $20,000 repair commitment shall be cumulative. In the event the entire amount of these funds is not utilized for any given year of the Term, any and all remaining funds may be used toward the cost of required OFT repairs during subsequent years. In other words, OFT shall not be obligated to make any repairs required under this Agreement until On Stage has contributed an average of $20,000 in required OFT repairs per year.

     13. UTILITIES. On Stage shall be responsible for payment to the respective utility companies for all electric, telephone, water, sewer, and other utility service provided to the Theater. Any and all such utility services shall be placed in On Stage's name.

     14. REPRESENTATIONS AND WARRANTIES.

     (a) On Stage.


          (i) On Stage hereby represents and warrants to OFT that it has full power and authority to execute and deliver this Lease Agreement. At the time of the execution of this Lease Agreement, no consent, authorization or approval of any third party is required to enable On Stage to enter into and perform any of the respective obligations under this Lease Agreement, and neither the execution or acceptance of the Theater nor the consummation of the Lease Agreement will constitute a breach of any agreement to which On Stage is a party or by which it is bound.

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

          (ii) If proceedings shall be commenced against On Stage in any Court under the Bankruptcy Act or for the appointment of a trustee or receiver of On Stage's property either before or after the commencement of the lease Term, or if in the performance of any other covenant, agreement or conditions herein contained on the part of On Stage for more than thirty
     (30) days after written notice of such default by OFT, this Lease Agreement (if OFT so elects), shall thereupon become null and void, and OFT shall have the right to terminate this Lease Agreement, without being liable for any prosecution therefore.

          (b) OFT.


          (i) OFT represents and warrants to On Stage that it has full power and authority to execute and deliver this Lease Agreement and to deliver the Theater for On Stage's quiet use and enjoyment. At the time of the execution of this Lease Agreement, no consent, authorization or approval of any third party is required to enable OFT to enter into and perform any of the respective obligations under this Lease Agreement, and neither the execution and delivery of the Theater nor the consummation of the transaction will constitute a breach of any evidence of indebtedness or agreement to which OFT is a party or by which it is bound.

          (ii) If proceedings shall be commenced against OFT in any Court under the Bankruptcy Act or for the appointment of a trustee or receiver of OFT's property either before or after the commencement of the lease Term, or if in the performance of any other covenant, agreement or conditions herein contained on the part of OFT for more than thirty (30) days after written notice of such default by OFT, this Lease Agreement (if On Stage so elects), shall thereupon become null and void, and On Stage shall have the right to terminate this Lease Agreement, without being liable for any prosecution therefore.

          (iii) OFT hereby warrants that that the Theater and Equipment are fully operational and will provide On Stage with a current certificate of occupancy from the respective governmental authorities as a condition precedent to the consummation of this Lease Agreement.

     15. INSURANCE. On Stage shall keep the Theater insured at its sole cost and expense against claims for personal injury or property damage under a single limit policy of not less than ONE MILLION DOLLARS ($1,000,000.00) per person. Such policy shall be issued by a financially responsible insurer and shall name OFT as an additional insured. On Stage shall provide OFT with a copy of said policy and all replacements thereto. At all times hereunder, OFT shall keep the Theater insured under a General Property, Casualty and Comprehensive Risk insurance policy with fire, windstorm, theft, loss of business income and associated coverage's with policy limits of not less than FOUR MILLION DOLLARS ($4,000,000.00) on the building, FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) on the contents and Equipment and TWO HUNDRED THOUSAND DOLLARS ($200,000.00) in loss of business income. Such policy shall list OFT and On Stage as loss payees as their interests may appear. OFT agrees to provide On Stage with evidence of such insurance upon request therefore. On Stage hereby agrees to reimburse OFT the premium for said building, contents and loss of business insurance on a monthly basis, but reserves the right to procure a replacement policy, with identical coverage from a similarly rated insurance company, in the event said premium is excessive, in the sole discretion of On Stage.

     16. COMPLIANCE WITH APPLICABLE LAWS. OFT hereby warrants that the Theater is not in violation of any city, county, state or federal statute, ordinance, law or rule which prohibits the Theater to be open for business to the public. On Stage, at its sole expense, shall comply with all laws, orders and regulations of any governmental authority and shall, at its own expense, obtain all the normal required licenses or permits for the occupancy of the Theater and the Theater. In addition to the above, On Stage warrants that it will procure and solely remain responsible for any and all musical licensing, including, but not limited to BMI, ASCAP and SESAC fees, if required for its Show.

     17. ON STAGE'S RIGHTS AS TO BUSINESS SIGNS. On Stage may at its own risk and expense erect or place in a lawful manner, signs concerning its business on


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the Demised Premises and the Theater,  it being  understood  between the parties hereto that the maintenance of such signs shall be kept in good state of repair and On Stage shall repair any damage that may have been done to the Demised Premises and/or Theater by the erection, existence, or removal of such signs. Upon the expiration of this Lease Agreement or any renewal thereof, On Stage shall remove the signs at its expense. All designs shall be in good taste and in conformity with the regulations of all applicable Governmental Sign Codes.


     18. ASSIGNMENT AND SUBLEASING. On Stage may sublet and/or assign this Lease Agreement, provided it receives the prior written consent of OFT, which consent shall not be unreasonably withheld. OFT hereby acknowledges its consent for On Stage to sublet the Theater and Demised Premises to Gabriel Enterprises, Inc. and further acknowledges that On Stage shall be entitled to any and all revenues/losses associated therewith, without OFT's involvement of any kind. On Stage further agrees to assume all liability for the agreement between OFT and Gabriel Enterprises, Inc. dated January 19, 2001, as amended on March 7, 2001 and again on March 19, 2001 (hereinafter the agreement and the two amendments thereto shall be collectively referred to as the "Agreement"), a true and correct copy of each is attached hereto as Exhibit C.

     19. INDEMNIFICATION. On Stage agrees to fully indemnify and hold OFT harmless for any personal injury, death or property damage which might be suffered by OFT, its agents, employees or any third parties legally coming in or upon the Theater during the Term of this Lease Agreement or from On Stage's operations in, on or around the Demised Premises. OFT shall defend, indemnify, save and otherwise hold On Stage free, clear and harmless from and against any claim, liability, loss, expense or damage to any person or property in or upon the Theater, arising out of OFT's use or occupancy of said premises or any act or neglect of OFT or its servants, employees or agents, or any change, alteration or improvement made by OFT to the Theater.

     20. LANDLORD'S RIGHT OF ENTRY. OFT and its representatives may, upon twenty four (24) hours prior written notice to On Stage, enter the Theater, during normal business hours, for the purpose of inspecting the Theater, performing any work OFT is to perform hereunder or elect to undertake because of On Stage's failure to do so, or for exhibiting the property to perspective purchasers, lessees, or mortgagees, as long as this entry does not interfere with the Show or with On Stage's patrons. On Stage shall have the right to provide an escort during such entries hereunder. Any violation of this paragraph shall be deemed a material breach hereof.

     21. NOTICES. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received when: (a) Personally delivered or if delivered by facsimile, when electronic confirmation is actually received by the party to whom notice was sent, or (b) If delivered by mail whether actually received or not, at the close of business on the third (3rd) business day


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following  a day  when  placed  in the  United  States  Mail,  postage  prepaid, certified or registered mail, return receipt requested, at the addresses set forth below (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed. The address of On Stage for purposes of this paragraph is as follows: On Stage Entertainment, Inc., c/o: Timothy J. Parrott, 4625 W. Nevso, Suite 9, Las Vegas, NV 89103, with a courtesy copy to: Silver State Legal, c/o Christopher R. Grobl, Esq., 4625 West Nevso Drive, Suite 9, Las Vegas, Nevada 89103. Address for OFT shall be as follows: c/o James Osmond, 3216 West Highway 76, Branson, Missouri 65616, with a courtesy copy to: Carnahan, Evans, Cantwell & Brown, P.C., c/o John M. Carnahan III, 4 Corporate Center, Suite 410, 1949 East Sunshine, P.O. Box 10009, Springfield, Missouri 65808-0009.

     22. VENUE; CHOICE OF LAW. The validity, performance and construction of this Lease Agreement shall be governed by, and be interpreted in accordance with the laws of the State of Missouri. The County of Taney, Missouri, shall be the only county which shall be a proper county with respect to any litigation involving this Lease Agreement. On Stage and OFT waive their respective rights to have any court proceeding or any other litigation filed or tried in any county other than Taney County, Missouri.

     23. BINDING AGREEMENT. The covenants, terms, conditions, provisions and undertakings in this Lease Agreement shall extend to and be binding on the heirs, executors, administrators, successors and assigns to the respective parties hereto, as if they were in every case named and expressed and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also to the heirs, executors, administrators, successors and assigns of such party as if and in each and every case so expressed.

     24. ENTIRE AGREEMENT. This Lease Agreement contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease Agreement or the application of such term or provision to persons or circumstances other than those to which is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law.

     25. CONFIDENTIALITY. OFT agrees to keep confidential, except as On Stage may otherwise consent to in writing, and not to disclose, or make use of except for the benefit of On Stage, at any time either during or subsequent to the Term of this Lease Agreement, any information about the terms and/or conditions of On Stage's license with Ripley's Believe it or Not. OFT further agrees not to deliver, reproduce or in any way allow any such confidential information or any documentation relating thereto, to be delivered or used by any third parties, including, but not limited to video or audio taping of any aspect of the Show,


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

without specific direction or consent in writing of On Stage. OFT may disclose this Lease Agreement with its advisors, provided OFT ensures each advisor agrees to keep this Lease Agreement confidential.

     26. NON-CIRCUMVENTION. Provided that On Stage is not in any material breach of any of the terms hereof, or in the event that On Stage is in breach yet fails to cure said breach within thirty (30) days of notice duly given, OFT agrees, that during the continuance of this Lease Agreement and for a period of five (5) years thereafter, OFT, along with its stockholders, directors, officers, agents and/or employees will not, on behalf of OFT or on behalf of any other person, company, corporation, partnership, or other entity or enterprise, directly or indirectly, as an employee, proprietor, stockholder, partner, consultant or otherwise, enter into any agreement, whether directly or indirectly, with Ripley's Believe it or Not, Wonderworks, or any other entity that showcases the oddities of human behavior through live entertainment. This paragraph shall remain in full force and effect for a period of five (5) years beyond the termination of this Lease Agreement.

     27. VIOLATION OF COVENANTS. If any of the covenants or agreements contained in Paragraphs 25 and/or 26 hereof are violated, OFT agrees and acknowledges that such violation or threatened violation will cause irreparable injury to On Stage and its Show(s) and that the remedy at law for any such violation or threatened violation would be inadequate, and that On Stage will be entitled, in addition to any other remedies, to injunctive relief without the necessity of proving actual damages. OFT agrees that the provisions of this Paragraph shall survive the expiration or termination of this Lease Agreement or any part thereof, without regard to the reason therefore. On Stage would be entitled to an injunction to be issued by any court of competent jurisdiction, restraining OFT from committing or continuing any such violation of this Lease Agreement.

     28. REMEDIES. It is agreed and stipulated that in case On Stage fails to promptly make the Monthly Rental payments and/or keep any of the covenants, agreements, terms and conditions of this Lease Agreement, and On Stage fails to cure said material breach within thirty (30) days after receipt of written notice by OFT informing On Stage of said material breach and the nature thereof, OFT shall have the right to terminate this Lease Agreement and to re-enter and take possession of the Theater and hold, enjoy and re-rent the same without such re-entry working a forfeiture of the rents. In addition to any other remedies OFT may have at law or in equity or under this Lease Agreement, On Stage shall pay upon demand all OFT's costs, expenses, consequential and liquidated damages, attorney's fees, etc. in connection with any and all disputes arising out of this Lease Agreement or because of any breach of the terms of this Lease Agreement by On Stage. Any other provision of this Lease Agreement to the contrary notwithstanding, neither On Stage nor OFT shall be in default of its respective obligations hereunder until after written notice of such default shall be given to the defaulting party and such party fails to remedy the same within ten (10) days of the receipt of such notice in the case of non-monetary default or not to exceed thirty (30) days of the receipt of such notice in the case of a monetary default.

     29. COMPLIANCE WITH ENVIRONMENTAL LAWS. On Stage shall not generate, manufacture, store, release, discharge or dispose of on, in or under the Demised Premises, or transport to of from the Demised Premises any "Hazardous Materials," or allow any other person or entity to do so. As used in this Lease Agreement, "Hazardous Materials" shall mean: (i) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601, et. seq. or the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801, all as amended and amended after this date; (ii) "hazardous wastes", as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901, et. seq., as amended and amended after this date; (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substance or material, all as amended or amended after this date; (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C.ss. 2011, et. seq., as amended and amended after this date; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls (PCBS) or substances or compounds containing PCBS.

     On Stage shall indemnify, defend (with counsel reasonably acceptable to OFT and at On Stage's sole cost) and hold OFT and OFT's affiliates, shareholders, directors, officers, employees and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind (including, without limitation, attorneys' and experts' fees and expenses, and fees and expenses incurred in investigating, defending or prosecuting any litigation, claim or proceeding) that may at any time be imposed upon, incurred by, asserted or awarded against OFT or any of them in connection with or arising from or out of a violation of On Stage's covenants of this Paragraph 29. It is specifically understood and agreed to by On Stage that the indemnity contained in this paragraph shall survive the expiration or earlier termination of this Lease Agreement.

     30. MODIFICATION. No change or modification of this Lease Agreement shall be valid unless the same is in writing and signed by all parties hereto.

     31. BINDING EFFECT. The Lease Agreement shall be binding upon the heirs, executors, administrators, and assigns of OFT and any successors in interest of On Stage.

     32. CAPTIONS. The captions contained herein are not a part of this Lease Agreement. They are only for the convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Lease Agreement.

     33. COUNTERPARTS. This Lease Agreement may be executed in any number of counterparts and any facsimile signatures hereon shall be deemed original for all purposes.

     34. TIME IS OF THE ESSENCE. Time is of the essence in this Lease Agreement.

     35. ATTORNEYS' FEES. In the event of any litigation involving this Agreement between the parties hereto, the prevailing party shall be entitled to an award of its reasonable court costs and attorneys' fees at all trial and appellate levels from the non-prevailing party.

     36. RELATIONSHIP OF PARTIES. It is understood between the parties that On Stage and OFT are performing hereunder as independent and sovereign parties and that no other relationship besides a conventional Landlord and Tenant relationship including, but not limited to, joint venture, employer-employee or partnership, exists between them and the same are expressly disavowed and each party hereto is an independent entity separate and distinct from the other. In addition, both parties agree to comply with all applicable provisions of the Internal Revenue Code and any other applicable laws, rules and regulations relative to their respective performances hereunder. Neither party shall be liable to the other for paying withholding taxes or the payment of any other taxes imposed by any taxing authority. 37. SEPARABILITY. In the event that any term or condition or provision in any paragraph of this Lease Agreement is held by a court of competent jurisdiction from which there is no appeal to be invalid or illegal or contrary to public policy, this Lease Agreement will be construed as though that provision or term or condition did not appear therein and the remaining provisions of this Lease Agreement will continue to full force and effect.

     38. CONSTRUCTION. For purposes of this Lease Agreement, the language of the contract shall be deemed to be the language of both parties and neither party shall be construed as the drafter.

     39. SUBORDINATION; ATTORNMENT. OFT hereby warrants that this Lease Agreement and On Stage's rights under the same are and shall remain superior to the operation and effect of the lien of any mortgage, Deed of Trust or any lien resulting from any other method of financing or refinancing, entered into prior to or subsequent to the time that this Lease Agreement is executed. If, subsequent to the execution of this Lease Agreement, any person shall succeed to all or any part of OFT's interest in the Theater, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale or otherwise, the successor in interest shall take the Theater subject to the terms of this Lease Agreement and OFT shall remain liable for all responsibilities under this Lease Agreement, until such time as the successor in interest expressly agrees to assume OFT's responsibilities under this Lease Agreement, in writing, and has a net worth of at least $5,000,000.

     40. ESTOPPEL CERTIFICATE; TENANT'S STATEMENT. Within ten (10) days after written request, On Stage shall at any time and from time to time, upon request in writing by OFT, execute, acknowledge and deliver to OFT, OFT's actual or proposed mortgagee, ground lessee, master lessor, successor lessee, purchaser, or other party, as OFT may from time to time direct, a statement in writing and/or certificate in recordable form (a) certifying that this Lease Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease Agreement as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to On Stage's knowledge, any uncured defaults on the part of any party hereunder, or specifying such defaults if any are claimed, (c) setting forth the date of commencement of rents and expiration of the Term, and (d) any other matters which OFT, such mortgagee, lessee, lessor, purchaser or other party may require.

     41. GENERATOR. OFT hereby warrants that the generator located on the Demised Premises is in good order and repair (the "Generator"). During the Term of this Agreement, On Stage shall be responsible for maintaining the Generator at its sole cost and expense. In consideration therefore, OFT shall assist On Stage with procuring an agreement(s) with White River Valley Electric ("White River") to sell electricity created by the Generator back to White River on similar terms and conditions which OFT currently has in its agreement with White River. In the unlikely event On Stage is unsuccessful with securing such a new contract with White River, OFT hereby agrees to assign all of its rights, title and interest to the income stream earned through its current contracts with White River to On Stage for the Term of this Agreement. 42. MECHANICS LIENS. No work performed by On Stage pursuant to this Lease Agreement, whether in the nature of construction, alteration or repair, shall be deemed to be for the immediate use and benefit of OFT as contained within this Lease Agreement so that no mechanics liens, or other liens, shall be allowed against the estate of OFT by reason of any consent given by OFT to On Stage to improve the Theater. Where applicable, all work, labor, services, material and supplies performed or furnished by On Stage shall be performed or furnished under no lien contracts. On Stage shall promptly pay all persons furnishing labor or materials with respect to any work performed by On Stage or its contractor(s) on or about the Theater. In the event any mechanics lien shall at any time be filed against the Theater or the real estate comprising a part of the Demised Premises by reason of work, labor, services or material performed or furnished, On Stage shall forthwith cause the same to be discharged to the satisfaction of OFT. If On Stage shall fail to cause such lien forthwith to be discharged, OFT may, but shall not be obligated to, discharge the same by paying the amount claimed to be due and the amount so paid by OFT, including reasonable attorneys' fees incurred by OFT in defending such lien, shall be due and payable by On Stage promptly upon OFT's demand for payment thereof.

     43. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach and/or interpretation thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. Any judgment on the award rendered by the arbitrator shall be binding and may therefore be entered in any court of competent jurisdiction. Any arbitration proceeding brought forth pursuant to this Paragraph shall be held in Branson, Missouri.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement the day and year first above written.

NOTE: THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION, WHICH MAY BE ENFORCED BY THE PARTIES.

ON STAGE ENTERTAINMENT, INC.                         OFT, LTD.
"On Stage"                                           "OFT"



______________________________                       __________________________
By:      Timothy J. Parrott                          By:      James Osmond
Its:     Chief Executive Officer                     Its:     President

                                   EXHIBIT "A"

                         DESCRIPTION OF DEMISED PREMISES


All the real property and improvements situated in Section 2, Township 22 North, Range 22 West, in Taney County, Missouri, described as follows: All that portion of Plot 1 of said Plot 1 as shown on the official plat of Gateway Subdivision and recorded in Plat Book 5 at Page 1, records of Taney County, Missouri, more particularly described as follows: Beginning at the Northeast corner of said Plot 1; thence South 524.00 feet along the East line of said Plot 1; thence South 85 degrees 56'45"W, 335.33 feet parallel with the North line of said Plot 1; thence North 130.5. feet along the West line of said Plot 1; thence North 85 degrees 56'45"E, 35.33 feet; thence North 393.50 feet parallel with the West line of said Plot 1; thence North 85 degrees 55'45"E, 300.00 feet to the point of beginning. Except the following described tract: Begin at the Northeast corner of Plot 1 of Gateway Subdivision, thence West along the North line thereof a distance of 50.00 feet; thence South a distance of 524.00; thence East a distance of 50.00 feet; thence North along the East line of said Plot 1 a distance of 524.00 feet to the point of beginning.

                                   EXHIBIT "B"

         LIST OF PERSONAL PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
                       CURRENTLY ON THE DEMISED PREMISES

                                  EXHIBIT "C"

         OFT, LTD and GABRIEL ENTERPRISES, INC. AGREEMENT, AS AMENDED ON
                        MARCH 7, 2001 AND MARCH 19, 2001
                                        -